UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2005

TRITON RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	000-51261 (Commission File Number)	20-1147435 (IRS Identification No.)

7363 146 A Street,Surrey, British Columbia, Canada (Address of principal executive offices)	V3S 8Y8 (Zip Code)

Registrant's Telephone Number, including area code: (604) 599-8799

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Item 8.01 Other Events.

On June 20, 2005, Triton Resources, Inc. (the “Company”) filed Exploration and Development Work on its GB 6 mineral claim with Province of British Columbia. The required work amount was CDN$2,000. The Company filed a total work amount of CDN$2,000 plus paid an additional recording fee of CDN$200. The GB 6 claim is now in good standing with the Province of British Columbia until June 20, 2006.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2005

By: /s/ Perry Augustson

Perry Augustson
Principal Executive Officer